UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest): April 8, 2021

Commission File Number: 000-53170

GLOBAL WARMING SOLUTIONS, INC.
(Exact name of registrant as specified in charter)

Oklahoma	73-1561189
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28751 Rancho California, Suite 100 Temecula, CA	92590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (613) 636-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 8, 2021, Mr. Michael Pollastro, 37, was appointed to the Board of Directors and President of Global Warming Solutions, Inc. (the “Company”). Also, effective April 8, 2021, Mr. Vladimir Vasilenko resigned from his position on the Board of Directors and as Chief Executive Officer of the Company and appointed Chief Scientific Officer. Mr. Vaslienko’s resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Pollastro has been President of A.P.O. Holdings, LLC, a California limited liability company, since 2014, where he focused on raising capital and facilitating mergers and acquisitions for companies looking to expand or divest. Prior to 2014, Mr. Pollastro was CEO of a trucking and logistics company growing it from a small local subsidiary to a national transportation enterprise.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description
17.1	Letter, dated April 8, 2021, from Vladimir Vaselinko to the Board of Directors of Global Warming Solutions, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WARMING SOLUTIONS, INC.

Date: April 12, 2021	By:	/s/ Charles Mathews
Charles Mathews
Chief Financial Officer

3